UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     On April 16, 2024 (the “Effective Date”), Ms. Susan P. Kennedy entered into an amended and restated employment agreement with Cadiz Inc. (the “Company”) in recognition of the modification and expansion of the duties and responsibilities of Ms. Kennedy as Chair of the Board and Chief Executive Officer (“CEO”) effective January 1, 2024, as previous reported on Form 8-K.

For her services as Chair of the Board and CEO, Ms. Kennedy will receive base compensation of $400,000 and an annual performance-based cash bonus with a target equal to 100% of base salary based upon established goals by the Compensation Committee of the Board of Directors of the Company.  Additionally, previously issued unvested performance-based stock awards have been cancelled and replaced with a combination of time-based stock awards and performance-based stock awards.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

     10.1     Amended and Restated Employment Agreement between Cadiz Inc. and Susan P. Kennedy dated as of April 26, 2024

     104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

By: /s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Date:  April 19, 2024